UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 1, 2015

Commission File Number:  0-50820

First Clover Leaf Financial Corp.
(Exact name of small business issuer as specified in its charter)

Maryland
(State or other jurisdiction of incorporation or organization)
20-4797391
(IRS Employer Identification No.)

6814 Goshen Road, PO Box 540, Edwardsville, Illinois 62025
(Address of principal executive offices)

618-656-6122
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Effective September 1, 2015, First Clover Leaf Bank (the "Bank"), a wholly-owned subsidiary of First Clover Leaf Financial Corp. (the "Company"), entered into an amendment to its employment agreement with P. David Kuhl, its President and Chief Executive Officer, pursuant to which the term of the employment agreement was extended from October 6, 2016 to December 31, 2017. Consistent with the terms of the original employment agreement, beginning in November 2016 and continuing annually thereafter, the disinterested members of the Bank's board of directors must decide whether to extend the then-current term of the employment agreement for additional one year periods. Pursuant to the amendment, upon the occurrence of a change in control of the Bank or the Company, the term of the agreement will automatically remain in effect for two years following the change in control and will then terminate. The amendment also documents a previously disclosed increase of Mr. Kuhl's annual base salary from $275,000 to $285,000.

Pursuant to the amendment, if Mr. Kuhl's employment is terminated by the Bank without cause or Mr. Kuhl resigns his employment for good reason, each during the period beginning with the approval of a change in control transaction by the Bank or the Company and ending 24 months following the effective time of a change in control, Mr. Kuhl will be entitled to a severance benefit in the amount of $660,000 plus the amount of any unvested contributions credited to Mr. Kuhl's account under the Bank's profit sharing plan. Mr. Kuhl will also remain eligible for the health insurance benefits due to him under the terms of the original employment agreement upon a termination of employment.

The amendment does not change the severance benefits to which Mr. Kuhl is entitled outside the context of a change in control.

The foregoing description of the amendment to Mr. Kuhl's employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment of First Clover Leaf Bank Employment Agreement with P. David Kuhl filed as Exhibit 10.1 to this Current Report on Form 8-K which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 3, 2015, the Company announced the approval by its board of directors of a repurchase plan under which the Company is authorized to repurchase, from time to time as the Company deems appropriate, up to an aggregate of 5% of the issued and outstanding shares of the Company's common stock, which would be 350,344 shares. The repurchase plan has no expiration date and replaces the repurchase plan that was originally approved in 2008, and amended most recently in 2013.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Form 8-K pursuant to Item 7.01 will not be deemed "filed" by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that Section, nor will any of such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 First Amendment of First Clover Leaf Bank Employment Agreement with P. David Kuhl dated September 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Clover Leaf Financial Corp.

Date:   September 8, 2015
By:	/s/ Darlene F. McDonald

Name: Darlene F. McDonald
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	D Kuhl first amendment